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                                                                    EXHIBIT 1(b)

                    AMENDMENT NO. 1 TO DECLARATION OF TRUST
                            DATED DECEMBER 22, 1988


          The undersigned, Assistant Secretary of The PNC(R) Fund the "Fund"), does hereby certify that at a meeting of the Board of Trustees held on April 21, 1989, the following resolutions were unanimously approved by the trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:

          WHEREAS, Article X, Section 10.9B of the Fund's Declaration of Trust dated as of December 22, 1988 (the "Declaration of Trust") provides that, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Fund shall have become effective, the Declaration of Trust may be amended in any respect by the affirmative vote of a majority of the trustees;

          RESOLVED, that pursuant to the authorization described above, the Declaration of Trust shall be amended in the following respect:

          Article I of the Declaration of Trust is amended to change the name of the Fund from "NCP Funds" to "The PNC Fund", and all other appropriate references in the Declaration of Trust are amended to reflect the fact that the name of the Fund is "The PNC Fund";

          FURTHER RESOLVED, that any officer of the Fund be, and each of them hereby is, authorized to execute, seal and deliver any and all documents, instruments, certificates, papers and writings; to file the same with any public official including, without limitation, the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk; and to do any and all other acts, in the name of the Fund and on its behalf, as may be required or desirable in connection with or in furtherance of the foregoing resolution; and

          FURTHER RESOLVED, that the foregoing amendment to the Declaration of Trust shall be effective upon the filing of
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     an instrument containing the same with the Secretary of the Commonwealth of
     Massachusetts and the Boston City Clerk.

          WITNESS my hand and seal this 4th day of May, 1909.

                              /s/
                              -----------------------------------
                              Patricia L. Bickimer
                              Assistant Secretary



COMMONWEALTH OF MASSACHUSETTS )
                              ) ss.
CITY OF BOSTON                )


          Then personally appeared Patricia L. Bickimer, Assistant Secretary of The PNC Fund, and acknowledged this instrument to be her free act and deed this 4th day of May, 1989.


                              ----------------------------------
                              Notary Public
                              My commission expires:  11/17/89